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                                                                 EXHIBIT 10.100



                       COMMUTATION AGREEMENT AND RELEASE

                                    between

                            ALPINE INSURANCE COMPANY
                               Chicago, Illinois

                   (hereinafter referred to as the "Company")

                                      and

                           TRANSCO SYNDICATE #1 LTD.
                               Chicago, Illinois

                  (hereinafter referred to as the "Reinsurer")


This Commutation Agreement and Release is entered into by and between the Company and Reinsurer and shall be effective December 31, 1996 ("the Commutation Date").

     WHEREAS, the Company and the Reinsurer entered into a Casualty Quota Share Reinsurance Agreement effective from the period commencing 12:01 A.M., July 1, 1994, (the "Contract"); and

     WHEREAS, pursuant to the Contract, the Reinsurer was obligated to reinsure certain risks insured by the Company in consideration of payment of premium; and

     WHEREAS, the Reinsurer and the Company desire as of the Commutation Date to fully and finally settle and commute all obligations and liabilities, known and unknown, between them under the Contract, with a release being given by the Company to the Reinsurer:

NOW, THEREFORE, IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO THAT:

      1. In consideration of the commutation of its liabilities and obligations under the Contract, the Reinsurer shall transfer, deliver and convey to the Company all of the Reinsurer's right, title and interest in and to the assets listed on Schedule A hereto (the "Commutation Payment") within ten (10) working days from the date the Reinsurer receives a duly executed original copy of this Commutation Agreement and Release from the Company.

      2. The Company shall accept the assets set forth in Paragraph 1 above as the total amount due in full and final settlement of any and all amounts due from the Reinsurer to the Company under the Contract heretofore entered


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            into between the parties and the parties agree that no further adjustments of any kind shall be required to be made pursuant to the Contract, including, without limitation any wording concerning commutation set forth therein.

      3. Subject only to receipt of the Commutation Payment, the Company hereby releases and discharges the Reinsurer, its past, present and future directors, officers, employees, consultants, attorneys, agents, administrators, successors, assigns and receivers from any and all past, present and future claims, causes of action, liabilities and obligations arising under or related, directly or indirectly, to the Contract or the administration thereof, whether known or unknown, reported or unreported, and whether currently existing or arising in the future, including but not limited to: any and all past present and future payment obligations, adjustments, setoffs, actions, omissions, causes of action, suits, debts, sums of money, account, demands, covenants, controversies, bonds, bills, promises, damages, judgments, claims, costs, expenses, losses, representations, and warranties whatsoever; it being the intention of the parties that this commutation and release shall operate as a full and final settlement of the Reinsurer's past, current and future liabilities to the Company in respect of the Contract. The Company acknowledges the aforementioned payment as a complete accord, satisfaction, settlement and commutation of all the Reinsurer's liabilities and obligations under the Contract and agrees to indemnify and hold the Reinsurer harmless from and against any and all liabilities, costs, damages and expenses, including without limitation, attorney's fees, incurred in connection with any and all claims or actions against the Company or the Reinsurer, or either of their successors or assigns, arising under or related to the said reinsurance agreement.

      4. Effective on the same date on which the Company shall release and discharge the Reinsurer as provided in Paragraph 3 of this Commutation Agreement and Release, the Reinsurer shall release and discharge the Company, its past, present and future directors, officers, employees, consultants, attorneys, agents, administrators, successors, assigns and receivers from any and all past, present and future claims, causes of action, liabilities and obligations arising under or related directly or indirectly to the Contract, other than any liabilities or obligations under or pursuant to this Commutation Agreement and Release, whether known or unknown, reported or unreported, and whether currently existing or arising in the future, including but not limited to: any and all past, present and future payment obligations, adjustments, setoffs, actions, omissions, causes of action, suits, debts, sums of money, accounts, demands, covenants, controversies, bonds, bills, promises, damages, judgments, claims, costs, expenses, losses, representations and warranties whatsoever; it being the intention of the parties that this commutation and release shall operate as a


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           full and final settlement of the Company's past, current and future liabilities to the Reinsurer under said Contract.

      5. The rights, duties and obligations set forth herein shall inure to the benefit of and be binding upon any and all successors and assigns of the parties hereto.

      6. Each of the parties hereto expressly warrants and represents that the execution of this Commutation and Release Agreement is fully authorized by such party; that the person or persons executing this document on behalf of such party have the necessary and appropriate authority to do so; and that there are no pending agreements, transactions, or negotiations to which such party is a party that would render this Commutation Agreement and Release or any part hereof void, voidable, or unenforceable.

      7. Each of the parties hereby expressly warrants and represents that no commission is due or payable to any party as a result of the negotiation or execution of this Commutation Agreement and Release.

      8. This Agreement contains the entire agreement between the parties as respects its subject matter. All prior discussions and agreements between the parties concerning the subject matter herein are merged into this Commutation Agreement and Release. This Commutation Agreement and Release shall neither be modified nor amended, nor any of its provisions waived, except by a written agreement signed by the parties hereto.

      9. The parties acknowledge that they may hereafter discover facts different from or in addition to those now known or believed to be true regarding the subject matter of this Commutation Agreement and Release and agree that this Commutation Agreement and Release shall remain in full force and effect, notwithstanding the existence of any such different or additional facts.

      10. This Commutation Agreement and Release shall be interpreted and governed by the laws of the State of Illinois without consideration as to its conflict of law principals.

      11.  In the event of a material breach of this Commutation
           Agreement and Release (including without limitation, failure of consideration), the non-breaching party shall have all rights and remedies available at common law. In such event, the non-breaching party shall have the right to exercise any of the following remedies:



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                 (a) The right to bring suit on this Commutation Agreement and
            Release and the right to reasonable attorneys' fees, costs and interest; or

                 (b) The right to deem this Commutation Agreement and Release null and void and to enforce the original Contract as if this Commutation Agreement and Release did not exist.

IN WITNESS WHEREOF, the parties hereto have caused this Commutation Agreement and Release to be executed in duplicate by their duly authorized representatives.


ALPINE INSURANCE COMPANY

BY: [SIG]
   ----------------------------

TITLE: President

DATE: January 9, 1997

WITNESS:  [SIG]
        -----------------------


TRANSCO SYNDICATE #1 LTD.

BY: [SIG]
   ----------------------------

TITLE: President

DATE: January 9, 1997

WITNESS:  [SIG]
        -----------------------




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